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                                                                    EXHIBIT 12.1


                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                 (in thousands)
                                   (Unaudited)


                                                                     THREE MONTHS ENDED
                                                                       MARCH  31, 2000
                                                                 --------------------------
                                                                    1999            2000
                                                                 ----------      ----------
Earnings:
       Loss before cumulative effect of a change in
             accounting  principle .........................     $  (51,758)     $  (49,228)
       Fixed charges, less interest capitalized ............         43,953          54,461
                                                                 ----------      ----------
             Earnings ......................................     $   (7,805)     $    5,233
                                                                 ==========      ==========

Fixed charges:
       Interest expense, including interest capitalized ....     $   40,499      $   46,367
       Amortization of deferred financing costs ............          1,117           1,152
       Interest portion of rental expense ..................          7,922           8,106
                                                                 ----------      ----------
              Fixed charges ................................     $   49,538      $   55,625
                                                                 ==========      ==========

Ratio of earnings to fixed charges .........................             --              --
                                                                 ==========      ==========

Deficiency of earnings available to cover
       fixed charges .......................................     $  (57,343)     $  (50,392)
                                                                 ==========      ==========
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